Exhibit 10.11

CONSULTANT AGREEMENT

This Agreement is made and entered into as of the 1st day of September, 2011 (the “Effective Date”), between Blue Calypso, Inc. (the “Company”) and CEOcast, Inc. (the “Consultant”).

In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.     Purpose.  The Company hereby employs the Consultant during the Term (as defined below) to render Investor Relations services to the Company, upon the terms and conditions as set forth herein.

2.     Term.  This Agreement shall be effective for a one-year period (the “Term”) commencing on the Effective Date.

3.     Duties of Consultant.  During the term of this Agreement, the Consultant shall upon request provide to the Company those services outlined in attached Exhibit A. Notwithstanding the foregoing, it is understood and acknowledged by the parties that the Consultant shall: (a) shall perform its analysis and reach its conclusions about the Company independently, and that the Company shall have no involvement therein; and (b) shall not render advice and/or services to the Company in any manner, directly or indirectly, that is in connection with the offer or sale of securities, that could result in market making.

4.     Expenses.  Consultant shall not incur any expenses in excess of $500 without the express prior consent of the Company. The Company, upon receipt of appropriate supporting documentation, shall reimburse the Consultant for any and all reasonable out-of-pocket expenses incurred by it in connection with services requested and approved by the Company, including, but not limited to, all charges for travel, printing costs and other expenses spent on the Company’s behalf.  The Company shall immediately pay such expenses upon the presentation of invoices.  If the Company has not provided prior written consent for the expenses in excess of $500, it shall not be obligated to reimburse Consultant.

5.     Compensation.  For services to be rendered by the Consultant hereunder, the Consultant shall receive from the Company upon the signing of the Agreement: (a) $22,000.00 (the “Retainer”), which represents the first and last month’s payment under the Agreement, and the Company shall pay Consultant $11,000.00 on or before the 1st day of each month during the term of the Agreement, excluding the last month. The Company shall also pay Consultant expenses as outlined in Section 4 upon presentation of invoices.

6.     Further Agreements.  Due to the nature of the services being provided by Consultant hereunder, Consultant acknowledges that if it may receive access to Confidential Information (as defined in Section 6 hereof ) and that, as a consultant to the Company, it will attempt to provide advice that serves the best interest of the Company.  Consultant shall, at all times that it is the beneficial owner of Common Stock of the Company, and hereby covenants and agrees to vote any such shares that Consultant receives as consideration for the services provided hereunder on all matters coming before it as a stockholder of the Company as may be recommended by, and in the same manner as, the majority of the Board of Directors of the Company. Consultant agrees comply with all Company insider trading policies.

7.     Confidentiality.  Consultant acknowledges that as a consequence of its relationship with the Company, it may be given access to confidential information which may include the following types of information; financial statements and related financial information with respect to the Company and its subsidiaries (the “Confidential Financial Information”), trade secrets, products, product development, product packaging, future marketing materials, business plans, certain methods of operations, procedures, improvements, systems, customer lists, supplier lists and specifications, and other private and confidential materials concerning the Company’s business (collectively, “Confidential Information”).

Consultant covenants and agrees to hold such Confidential Information strictly confidential and shall only use such information solely to perform its duties under this Agreement, and Consultant shall refrain from allowing such information to be used in any way for its own private or commercial purposes.  Consultant shall also refrain from disclosing any such Confidential Information to any third parties.  Consultant further agrees that upon termination or expiration of this Agreement, it will return all Confidential Information and copies thereof to the Company and will destroy all notes, reports and other material prepared by or for it containing Confidential Information.  Consultant understands and agrees that the Company might be irreparably harmed by violation of this Agreement and that monetary damages may be inadequate to compensate the Company.  Accordingly, the Consultant agrees that, in addition to any other remedies available to it at law or in equity, the Company shall be entitled to injunctive relief to enforce the terms of this Agreement.

Notwithstanding the foregoing, nothing herein shall be construed as prohibiting Consultant from disclosing any Confidential Information (a) which at the time of disclosure Consultant can demonstrate either was in the public domain and generally available to the public or thereafter becomes a part of the public domain and is generally available to the public by publication or otherwise through no act of the Consultant; (b) which Consultant can establish was independently developed by a third party who developed it without the use of the Confidential Information and who did not acquire it directly or indirectly from Consultant under an obligation of confidence; (c) which Consultant can show was received by it after the termination of this Agreement from a third party who did not acquire it directly or indirectly from the Company under an obligation of confidence; or (d) to the extent that the Consultant can reasonably demonstrate such disclosure is required by law or in any legal proceeding, governmental investigation, or other similar proceeding.

8.               Severability.  If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

9.               Governing Law;  Venue;  Jurisdiction.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without reference to principles of conflicts or choice of law thereof.  Each of the parties consents to the jurisdiction of the U.S. District Court in the Southern District of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.  Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment.  Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at it address set forth herein.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.  Each party waives its right to a trial by jury.

10.         Miscellaneous.

(a)                                  Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, if to the Company, addressed to it at 1345 Valwood Parkway, Carrolton, TX 75002: ATTN: Andrew Levi or if to the

Consultant, addressed to it at CEOcast, Inc., 317 Madison Avenue, Suite 1621, New York, NY 10017, Attention: Administrator, facsimile number: (212) 732-1131, or to such address as may hereafter be designated in writing by one party to the other.  Any notice or other communication hereunder shall be deemed given three days after deposit in the mail if mailed by certified mail, return receipt requested, or on the day after deposit with an overnight courier service for next day delivery, or on the date delivered by hand or by facsimile with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated above (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received).

(b)                                 This Agreement embodies the entire Agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior arrangements and understandings related to the central subject matter hereof.

(c)                                  This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

(d)                                 This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party’s successors but may not be assigned without the prior written approval of the other party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

BLUE CALYPSO, INC.

By:

CEOCAST, INC

By:

Exhibit A

1. Interviews on CEOcast.com that will be distributed to over 275,000 opt-in investors registered on our Internet site.

2. Company featured on the Home Page of CEOcast Internet site for one week each quarter.

3. The writing and distribution of press releases to over 275,000 opt-in investors.

4. Company covered in CEOcast weekly newsletter.

5. Calls to brokers on each news release. These brokers can buy small-cap securities in particular.

6. Meetings with micro-cap institutional investors.

7. Meetings with small-cap brokerage firms and brokers to develop support for the company’s stock and research coverage.

8. Investor line to handle call volume.

9. Strategic advice and other customary IR services.

10. Maintenance of company databases including distribution to selected lists.

11. Market surveillance.

12. High net-worth investor dinner (Company to pay actual expenses).

13. Market makers to trade Company’s stock.

14. Financial blogs to cover the Company.